Exhibit 99.1

First Data Reports Third Quarter 2014 Financial Results

•                  Third quarter revenue climbed 3% on both a consolidated and adjusted basis, to $2.8 billion and $1.8 billion, respectively

•                  Third quarter adjusted revenue aided by growth of 7% in the Financial Services segment, representing record growth since First Data’s privatization in 2007

•                  Third quarter net loss attributable to First Data was $235 million, adversely impacted by $260 million in debt extinguishment charges; adjusted EBITDA of $656 million, up 5%, and EBITDA margin of 37%

•                  Gyft, the leading digital gift card platform recently acquired by First Data, became the first gift card solution to enable consumers to buy virtual gift cards with Apple Pay’s in-app payment functionality

•                  Provided notice to redeem remaining $232 million principal balance of 14.5% PIK notes at the parent company

ATLANTA, October 29, 2014 — First Data Corporation today reported financial results for the third quarter ended September 30, 2014. Consolidated revenue for the third quarter was $2.8 billion, up 3% versus the prior year period. Adjusted revenue, modified for various items such as the exclusion of pass-through debit network fees and postage, was up 3% versus the prior year period to $1.8 billion, driven by 7% growth in Financial Services and 4% growth in International.

For the third quarter, the net loss attributable to First Data was $235 million (adversely impacted by a $260 million charge for the extinguishment of debt), compared to a loss of $220 million in the prior year period. The quarter reflected material year over year improvements in operating profit and a reduction in interest expense. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was $656 million, up 5% versus the prior year period due to growth in revenue and positive operating leverage. EBITDA margin for the quarter was 37%, flat versus the prior year period.

For the quarter, the company generated $194 million in cash flow from operations after $630 million in cash interest payments. The company finished the quarter with $1.1 billion in unrestricted liquidity.

“Our results this quarter demonstrate how we are developing innovative products and solutions, collaborating with global brands and strengthening our balance sheet, all while continuing to grow our business,” said Chairman and CEO Frank Bisignano.

Segment Results

Merchant Solutions segment revenue for the third quarter was $920 million, flat versus the prior year period. Merchant acquiring revenue increased 3% versus the prior year period. Product revenue declined 5% versus the prior year period, adversely impacted by the sale of Electronic Funds Source, LLC, (EFS) as well as the continued decline in check processing, offset by growth in prepaid and equipment. Segment EBITDA was $413 million, up 1% versus the prior year period. EBITDA margin for the third quarter was 45%, flat versus the prior year period. EFS contributed $13 million in revenue and $6 million of EBITDA in the third quarter of 2013.

Financial Services segment revenue for the third quarter was $372 million, up 7% versus the prior year period, the highest year-over-year growth since First Data’s privatization in 2007. Growth was driven by the continued benefit of new business wins and growth in existing portfolios. Segment EBITDA was $185 million, up 14% versus the prior year period. EBITDA margin for the third quarter was 50%, up 3 percentage points versus the prior year period, reflecting positive operating leverage.

International segment revenue for the third quarter was $450 million, up 4% versus the prior year period. On a constant currency basis revenue was up 6% versus the prior year period, with merchant acquiring revenue up 5% on volume growth and issuing revenue up 6% on growth in volume and cards on file. Segment EBITDA was $127 million, up 1% versus the prior year period and up 4% on a constant currency basis. EBITDA margin for the third quarter was 28%, down 1 percentage point versus the prior year period reflecting continued investments in new geographies.

Recent Events

First Data Supports Apple Pay

On September 9, First Data announced its collaboration with Apple Pay, a new category of service that will transform mobile payments with an easy, secure and private way to make purchases from a mobile device. First Data’s support of Apple Pay will allow it to offer innovative and secure single-touch payment solutions to its acquiring and issuing clients.

Acquisition of Gyft

On August 12, First Data completed the acquisition of Gyft, the leading digital platform that enables consumers to buy, send, manage and redeem gift cards using mobile devices. Gyft’s exceptional capabilities, combined with First Data’s long-standing leadership in prepaid solutions, create a distinct combination in a rapidly growing market for virtual gift cards. Additionally, in October Gyft became the first gift card solution to enable consumers to buy virtual gift cards with Apple Pay’s in-app payment functionality.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host a conference call and webcast on Wednesday, October 29, 2014, at 10 a.m. EDT to review the third quarter 2014 financial results.

To listen to the call, dial (800) 708-4540 (U.S.) or (847) 619-6397 (outside the U.S.); passcode 38140419, at least 10 minutes prior to the start of the call. The call will be webcast on the “Investor Relations” section of the First Data website at http://investor.firstdata.com and a slide presentation to accompany the call will also be available on the website.

A replay of the call will be available through November 14, 2014, at (888) 843-7419 (U.S.) or (630) 652-3042 (outside the U.S.); passcode 38140419 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data is a global payment technology leader. With 24,000 employee-owners and operations in 35 countries, the company provides secure and innovative payment technology and related services to more than six million merchants and financial institutions around the world, from small businesses to the largest global corporations. Today, businesses in nearly 70 countries trust First Data to secure and process more than 2,000 financial transactions per second, totaling $1.8 trillion a year. First Data’s unparalleled infrastructure, scale and partnerships go “beyond the transaction” with next-generation point-of-sale technology fueled by powerful analytics to detect fraud, gain insights into consumer spending and strengthen customer loyalty. All day, every day, First Data helps its clients thrive in the evolving world of commerce

Liidia Liuksila	Rich Wilhelm
Public Relations Manager	Director, Investor Relations
First Data	First Data
212-515-0174	404-890-3000
Liidia.Liuksila@firstdata.com	investor@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended September 30,
	2014	2013	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$1,019.9	$996.4	2%
Check services	65.5	70.8	-7%
Card services	458.4	423.7	8%
Other services	135.5	129.3	5%
Product sales and other	223.7	215.5	4%
Reimbursable debit network fees, postage and other	888.1	876.4	1%
	2,791.1	2,712.1	3%

Expenses:
Cost of services (exclusive of items shown below)	692.2	708.6	-2%
Cost of products sold	82.6	80.9	2%
Selling, general and administrative	503.7	463.6	9%
Reimbursable debit network fees, postage and other	888.1	876.4	1%
Depreciation and amortization	268.7	271.3	-1%
Other operating expenses:
Restructuring, net	3.2	7.8	NM
	2,438.5	2,408.6	1%
Operating profit	352.6	303.5	16%

Interest income	2.5	2.7	-7%
Interest expense	(417.6)	(469.0)	-11%
Loss on debt extinguishment	(260.1)	—	NM
Other income (expense) (b)	56.4	(36.2)	NM
	(618.8)	(502.5)	23%

Loss before income taxes and equity earnings in affiliates	(266.2)	(199.0)	34%

Income tax (benefit) expense	(23.1)	28.6	NM
Equity earnings in affiliates (a)	54.8	47.3	16%
Net loss	(188.3)	(180.3)	4%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	46.3	39.2	18%
Net loss attributable to First Data Corporation	$(234.6)	$(219.5)	7%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Nine months ended September 30,
	2014	2013	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$3,015.3	$2,963.2	2%
Check services	198.1	214.5	-8%
Card services	1,345.5	1,250.2	8%
Other services	378.0	364.6	4%
Product sales and other	638.7	622.8	3%
Reimbursable debit network fees, postage and other	2,692.9	2,596.5	4%
	8,268.5	8,011.8	3%

Expenses:
Cost of services (exclusive of items shown below)	2,024.8	2,119.2	-4%
Cost of products sold	245.2	246.9	-1%
Selling, general and administrative	1,479.7	1,420.1	4%
Reimbursable debit network fees, postage and other	2,692.9	2,596.5	4%
Depreciation and amortization	796.2	818.2	-3%
Other operating expenses:
Restructuring, net	10.5	46.0	NM
	7,249.3	7,246.9	0%
Operating profit	1,019.2	764.9	33%

Interest income	9.1	8.0	14%
Interest expense	(1,347.8)	(1,410.2)	-4%
Loss on debt extinguishment	(260.1)	—	NM
Other income (expense) (b)	139.8	(20.9)	NM
	(1,459.0)	(1,423.1)	3%

Loss before income taxes and equity earnings in affiliates	(439.8)	(658.2)	-33%

Income tax expense	53.5	101.7	-47%
Equity earnings in affiliates (a)	163.2	136.0	20%
Net loss	(330.1)	(623.9)	-47%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	139.5	122.1	14%
Net loss attributable to First Data Corporation	$(469.6)	$(746.0)	-37%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended September 30,
	2014	2013	Change
Segment Revenues (c):
Merchant Solutions	$919.6	$916.7	0%
Financial Services	372.1	346.4	7%
International	449.5	431.6	4%
Subtotal segment revenues	1,741.2	1,694.7	3%
All Other and Corporate	32.7	32.0	2%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(0.4)	(0.8)	NM
Eliminations of intersegment revenues	(13.9)	(17.5)	NM
Adjusted revenue	1,759.6	1,708.4	3%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	14.6	3.0	NM
Official check and money order revenues (d)	0.4	0.8	NM
ISO commission expense (g)	128.4	123.5	4%
Reimbursable debit network fees, postage and other	888.1	876.4	1%
Consolidated revenues	$2,791.1	$2,712.1	3%

Segment EBITDA (h):
Merchant Solutions	$413.3	$410.3	1%
Financial Services	184.7	162.7	14%
International	127.0	126.0	1%
Subtotal segment EBITDA	725.0	699.0	4%
All Other and Corporate	(68.9)	(71.9)	-4%
Adjusted EBITDA	656.1	627.1	5%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	8.1	0.5	NM
Depreciation and amortization	(268.7)	(271.3)	-1%
Interest expense	(417.6)	(469.0)	-11%
Interest income	2.5	2.7	-7%
Loss on debt extinguishment	(260.1)	—	NM
Other items (i)	44.3	(49.8)	NM
Income tax benefit (expense)	23.1	(28.6)	NM
Stock based compensation	(11.7)	(5.5)	113%
Official check and money order EBITDA (d)	—	0.4	NM
Costs of alliance conversions (j)	(4.1)	(17.8)	NM
KKR related items (k)	(6.4)	(8.3)	NM
Debt issuance costs (l)	(0.1)	0.1	NM
Net loss attributable to First Data Corporation	$(234.6)	$(219.5)	7%

Segment depreciation and amortization (a):
Merchant Solutions	$99.9	$114.1	-12%
Financial Services	84.7	82.5	3%
International	67.7	65.0	4%
Subtotal segment depreciation and amortization	252.3	261.6	-4%
All Other and Corporate	9.0	9.4	-4%
	261.3	271.0	-4%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	22.9	20.0	NM
Amortization of initial payments for new contracts	12.0	10.4	15%
Total consolidated depreciation and amortization	$296.2	$301.4	-2%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Nine months ended September 30,
	2014	2013	Change
Segment Revenues (c):
Merchant Solutions	$2,721.2	$2,706.3	1%
Financial Services	1,078.2	1,014.2	6%
International	1,318.6	1,265.1	4%
Subtotal segment revenues	5,118.0	4,985.6	3%
All Other and Corporate	96.7	90.5	7%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(2.5)	(3.2)	NM
Eliminations of intersegment revenues	(47.0)	(49.7)	NM
Adjusted revenue	5,165.2	5,023.2	3%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	30.9	26.3	NM
Official check and money order revenues (d)	2.5	3.2	NM
ISO commission expense (g)	377.0	362.6	4%
Reimbursable debit network fees, postage and other	2,692.9	2,596.5	4%
Consolidated revenues	$8,268.5	$8,011.8	3%

Segment EBITDA (h):
Merchant Solutions	$1,238.6	$1,193.8	4%
Financial Services	540.8	446.5	21%
International (m)	378.4	341.6	11%
Subtotal segment EBITDA	2,157.8	1,981.9	9%
All Other and Corporate	(206.9)	(201.7)	3%
Adjusted EBITDA	1,950.9	1,780.2	10%

Adjustments to reconcile to Net loss attributable to First Data Corporation (e):
Adjustments for non-wholly-owned entities (f)	16.9	3.2	NM
Depreciation and amortization	(796.2)	(818.2)	-3%
Interest expense	(1,347.8)	(1,410.2)	-4%
Interest income	9.1	8.0	14%
Loss on debt extinguishment	(260.1)	—	NM
Other items (i) (m)	95.2	(86.4)	NM
Income tax expense	(53.5)	(101.7)	-47%
Stock based compensation	(45.4)	(36.1)	26%
Official check and money order EBITDA (d)	1.1	1.9	NM
Costs of alliance conversions (j)	(16.9)	(59.1)	NM
KKR related items (k)	(20.2)	(24.4)	NM
Debt issuance costs (l)	(2.7)	(3.2)	NM
Net loss attributable to First Data Corporation	$(469.6)	$(746.0)	-37%

Segment depreciation and amortization (a):
Merchant Solutions	$308.8	$338.2	-9%
Financial Services	240.7	245.7	-2%
International	193.7	198.5	-2%
Subtotal segment depreciation and amortization	743.2	782.4	-5%
All Other and Corporate	36.9	34.7	6%
	780.1	817.1	-5%
Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	63.3	60.3	NM
Amortization of initial payments for new contracts	34.4	30.7	12%
Total consolidated depreciation and amortization	$877.8	$908.1	-3%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)         Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees”  and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $15.5 million and $47.2 million for the three and nine months ended September 30, 2014 respectively, and $19.7 million and $59.2 million for the three and nine months ended September 30, 2013, respectively.

(b)         Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)          Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other.  Merchant Solutions segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization (“ISO”) commissions classified as expense on a contra-revenue basis.

(d)         Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.

(e)          Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.

(f)           Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Merchant Solutions segment, equity earnings in affiliates included in International segment revenue and amortization related to equity method investments not included in segment EBITDA.

(g)          Independent Sales Organization commissions are presented as contra-revenue for Merchant Solutions segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)         Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization.  Merchant Solutions segment EBITDA is presented on a proportionate consolidation basis.  Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”

(i)             Includes restructuring, litigation and regulatory settlements, divestitures and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

(j)            Costs of alliance conversions primarily represent costs directly associated with the strategy to have First Data operate the Bank of America N.A.’s (“the Bank”) legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance.

(k)         Represents KKR annual sponsorship fees for management, financial and other advisory services.

(l)             Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

(m)     Second quarter Adjusted EBITDA and Other items have been adjusted to exclude from EBITDA the impact of the $12 million reserve for uncollectible receivables in Latin America.  This change was made to conform to management’s internal presentation.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET, CASH FLOW AND OTHER DATA

(Unaudited)

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	September 30,	December 31,
	2014	2013

Cash and cash equivalents	$386.4	$425.3
Current settlement assets	7,085.0	7,541.8
Long-term settlement assets	7.2	15.2
Total assets	33,987.1	35,239.8

Short-term and current portion of long-term borrowings	119.8	146.3
Settlement obligations	7,089.1	7,553.4
Long-term borrowings	20,722.8	22,556.8
Total liabilities	30,842.0	33,477.9

Redeemable noncontrolling interest	69.7	69.1

Total First Data Corporation stockholder’s deficit	(39.6)	(1,489.6)
Noncontrolling interests	3,115.0	3,182.4
Total equity	3,075.4	1,692.8

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended September 30,	Three months ended September 30,	Nine months ended September 30,	Nine months ended September 30,
	2014	2013	2014	2013

Source/(Use) of cash
Net cash provided by operating activities	$194.1	$22.6	$577.2	$332.0

Net cash used in investing activities	(182.1)	(79.7)	(165.6)	(234.2)

Net cash (used in) provided by financing activities	(157.8)	49.1	(429.7)	(340.2)

Supplemental cash flow data

Cash interest payments on long-term debt (a)	630	566	1,497	1,480

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2014 and 2015 (a) (b)

Estimated
cash interest payments
Three months ended	on Long-term Debt

March 31, 2014 (actual)	$603
June 30, 2014 (actual)	264
September 30, 2014 (actual)	630
December 31, 2014	220
$1,717

Year ended December 31, 2015	$1,588

(a)         For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)         This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.”  Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro-denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of September 30, 2014, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $11,840.0 million, Consolidated EBITDA of $3,042.1 million and a Ratio of 3.89 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended September 30, 2014
Net loss attributable to First Data Corporation	$(592.7)
Interest expense, net (1)	1,806.1
Income tax expense	38.3
Depreciation and amortization (2)	1,181.6
EBITDA (18)	2,433.3

Stock based compensation (3)	47.4
Restructuring, net (4)	43.2
Non-operating foreign currency (gains) and losses (5)	(30.9)
Investment (gains) and losses (6)	(100.3)
Derivative financial instruments (gains) and losses (7)	11.2
Official check and money order EBITDA (8)	(1.9)
Cost of alliance conversions and other technology initiatives (9)	27.1
KKR related items (10)	20.9
Debt issuance costs (11)	4.8
Litigation and regulatory settlements (12)	14.6
Projected near-term cost savings and revenue enhancements (13)	92.5
Net income attributable to noncontrolling interests and redeemable noncontrolling interest (14)	194.4
Equity entities taxes, depreciation and amortization (15)	10.6
Loss on debt extinguishment (16)	260.1
Other (17)	15.1
Consolidated EBITDA (18)	$3,042.1

(1)              Includes interest expense and interest income.

(2)              Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $45.2 million and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $67.1 million.

(3)              Stock based compensation recognized as expense.

(4)              Restructuring charges in connection with management’s alignment of the business with strategic objectives and the departure of executive officers.

(5)              Represents net gains and losses related to currency translations on certain intercompany loans and euro-denominated debt.

(6)              Reflects investment gains and losses, principally $98.2 million gain on sale of minority interest, Electronic Funds Source.

(7)              Represents fair market value adjustments for cross-currency swaps and interest rate swaps that are not designated as accounting hedges.

(8)              Represents an adjustment to exclude the official check and money order businesses from EBITDA due to wind down of these businesses.

(9)              Represents costs directly associated with the strategy to have First Data operate Bank of America N.A.’s legacy settlement platform and costs associated with the termination of the Chase Paymentech alliance, both of which are considered business optimization projects, and other technology initiatives.

(10)       Represents KKR annual sponsorship fees for management, financial and other advisory services.

(11)       Debt issuance costs represent costs associated with issuing debt and modifying First Data’s debt structure.

(12)       Represents settlements of litigation or regulatory matters.

(13)       Reflects cost savings and revenue enhancements projected to be realized as a result of specific actions as if they were achieved on the first day of the period. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 8, the Banc of America Merchant Services (“BAMS”) alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(14)       Net income attributable to noncontrolling interests and redeemable noncontrolling interest in restricted subsidiaries.

(15)       Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.

(16)       Loss incurred due to early extinguishment of debt.

(17)       Includes items such as impairments and other as applicable to the period presented.

(18)       EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of First Data’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that First Data does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 13 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests and redeemable noncontrolling interest of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing First Data’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing First Data’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt.  Management uses these measures to evaluate our operating performance and our segments. Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues. Adjusted revenue is reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules.  Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures.  The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business.  Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.  A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended September 30,
	2014	2013	Change
International
Segment revenue	$449.5	$431.6	4%
Foreign exchange impact (1)	6.1
Segment revenue on a constant currency basis	$455.6	$431.6	6%

	Three months ended September 30,
	2014	2013	Change
International
Segment revenue - merchant acquiring	$226.8	$217.4	4%
Foreign exchange impact (1)	0.8
Segment revenue - merchant acquiring on a constant currency basis	$227.6	$217.4	5%

	Three months ended September 30,
	2014	2013	Change
International
Segment revenue - card issuing	$222.7	$214.2	4%
Foreign exchange impact (1)	5.3
Segment revenue - card issuing on a constant currency basis	$228.0	$214.2	6%

	Three months ended September 30,
	2014	2013	Change
International
Segment EBITDA	$127.0	$126.0	1%
Foreign exchange impact (1)	3.9
Segment EBITDA on a constant currency basis	$130.9	$126.0	4%

(1)         Foreign exchange impact represents the difference between actual 2014 results and 2014 results calculated using 2013 exchange rates.